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                                                                     Exhibit 4.4

                                                                       OHS DRAFT
                                                                         5/20/97

                  [FORM OF REPRESENTATIVE'S WARRANT AGREEMENT]
                         [SUBJECT TO ADDITIONAL REVIEW]

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                            QUIETPOWER SYSTEMS, INC.

                                       AND

                         NATIONAL SECURITIES CORPORATION

                                   ----------

                                REPRESENTATIVE'S
                                WARRANT AGREEMENT

                           Dated as of ________, 1997

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      REPRESENTATIVE'S WARRANT AGREEMENT dated as of _______, 1997 between
QUIETPOWER SYSTEMS, INC., a Delaware corporation (the "Company"), and NATIONAL SECURITIES CORPORATION (hereinafter referred to variously as the "Holder" or the "Representative").

                              W I T N E S S E T H:

      WHEREAS, the Company proposes to issue to the Representative warrants ("Warrants") to purchase up to an aggregate of 200,000 shares of Common Stock, $.01 par value, of the Company and/or 200,000 redeemable common stock purchase warrants of the Company ("Redeemable Warrants"), each Redeemable Warrant to purchase one additional share of Common Stock; and

      WHEREAS, the Representative has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated as of the date hereof between the Company and the several Underwriters listed therein to act as the Representative in connection with the Company's proposed public offering of up to 2,000,000 shares of Common Stock and 2,000,000 Redeemable Warrants (the "Public Warrants") at an initial public offering price of $____ per share of Common Stock and $____ per Public Warrant; and

      WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the Representative in consideration for, and as part of the Representative's compensation in connection with, the Representative acting as the Representative pursuant to the Underwriting Agreement;
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      NOW, THEREFORE, in consideration of the premises, the payment by the
Representative to the Company of an aggregate twenty dollars ($20.00), the agreements herein set forth and other good and valuable consideration, hereby acknowledged, the parties hereto agree as follows:

      1. Grant. The Representative (and/or its designees) is hereby granted the right to purchase, at any time from _______, 1998 [one year from the effective date of the Registration Statement], until 5:30 P.M., New York time, on _______, 2002 [five years from the effective date of the Registration Statement], up to an aggregate of 200,000 shares of Common Stock and/or 200,000 Redeemable Warrants at an initial exercise price (subject to adjustment as provided in Section 8 hereof) of $____ per share of Common Stock [120% of the initial public offering price per share] and $____ per Redeemable Warrant [120% of the initial public offering price per Redeemable Warrant], subject to the terms and conditions of this Agreement. One Redeemable Warrant is exercisable to purchase one additional share of Common Stock at an initial exercise price of $_____ [150% of the initial public offering price per share] from ______, 1998 (one year from the effective date of the Registration Statement) until 5:30 p.m. New York time on _____, 2002 [five years from the effective date of the Registration Statement], at which time the Redeemable Warrants shall expire. Except as set forth herein, the shares of Common Stock and the Redeemable Warrants issuable upon exercise of the Warrants are in all respects identical to the shares of Common Stock and the Public Warrants being purchased by the Underwriters for resale to the public pursuant to the terms and provisions of the Underwriting Agreement. The shares of Common Stock and the Redeemable Warrants issuable upon exercise of the Warrants are sometimes hereinafter referred to collectively as the "Securities."


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      2. Warrant Certificates. The warrant certificates (the "Warrant
Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

      3. Exercise of Warrant.

      ss.3.1 Method of Exercise. The Warrants initially are exercisable at an aggregate initial exercise price (subject to adjustment as provided in Section 8 hereof) per share of Common Stock and Redeemable Warrant set forth in Section 6 hereof payable by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the shares of Common Stock and/or Redeemable Warrants purchased at the Company's principal executive offices in New York, New York (presently located at 460 West 34th Street, New York, NY 10001) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased and a certificate or certificates for the Redeemable Warrants so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock and Redeemable Warrants underlying the Warrants). In the event the Company redeems all of the Public Warrants (other than the Redeemable Warrants underlying the Warrants), then the Warrants may only be exercised if such exercise is accompanied by the simultaneous exercise of the Redeemable Warrant(s) underlying the Warrants being so exercised. Warrants may be exercised to purchase all or part of the shares of Common Stock together with an equal or unequal number of the Redeemable Warrants represented thereby. In the case of the purchase


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of less than all the shares of Common Stock and/or Redeemable Warrants purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock and/or Redeemable Warrants purchasable thereunder.

      ss.3.2 Exercise by Surrender of Warrant. In addition to the method of payment set forth in Section 3.1 and in lieu of any cash payment required thereunder, the Holder(s) of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 in exchange for the number of shares of Common Stock equal to the quotient derived from dividing the numerator (x) an amount equal to the difference between (A) the sum of (1) the number of shares of Common Stock as to which the Warrants are being exercised multiplied by the per share Market Price, and (2) the number of Redeemable Warrants as to which the Warrants are being exercised multiplied by the per Redeemable Warrant Market Price, and (3) the number of shares of Common Stock issuable upon exercise of the Redeemable Warrants underlying the Warrants being exercised multiplied by the per share Market Price, and (B) the sum of (1) the number of Warrants which are being exercised multiplied by the Exercise Price and (2) the number of Redeemable Warrants included in the Warrants which are being exercised multiplied by the exercise price per Redeemable Warrant (as calculated pursuant to the Redeemable Warrant Agreement (hereinafter defined)) as then in effect, by the denominator (y) the per share Market Price of the Common Stock. Solely for the purposes of this paragraph, Market Price shall be calculated either (i) on the date on which the form of election attached hereto is deemed to have been sent to the Company pursuant to Section 14 hereof ("Notice


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Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever of (i) or (ii) is greater.

      ss.3.3 Definition of Market Price. As used herein, the phrase "Market Price" at any date shall be deemed to be (i) when referring to the Common Stock, the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the last three (3) trading days, in either case as officially reported by the American Stock Exchange ("AMEX") or the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on AMEX or any national securities exchange or q